Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ASE Technology Holding Co., Ltd. (the “Company”) of our report dated March 16, 2022 relating to the financial statements of Siliconware Precision Industries Co., Ltd., which appears in the Company’s annual report on Form 20-F for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers, Taiwan

Taipei, Taiwan

Republic of China

October 27, 2023